UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 11, 2009

Commission file numbers: 333-82084-01
                                           333-82084
PAPERWEIGHT DEVELOPMENT CORP.	APPLETON PAPERS INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	Delaware
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)

39-2014992	36-2556469
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

825 East Wisconsin Avenue, P.O. Box 359, Appleton, Wisconsin	54912-0359
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

Press Release

On August 18, 2009, Appleton Papers Inc. (“Appleton”) announced that it is commencing private offers to exchange its outstanding 8.125% Senior Notes due 2011 and 9.75% Senior Subordinated Notes due 2014 for new 11.25% Second Lien Notes due 2015. A copy of Appleton’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Legal Proceeding

In September 2007, Appleton commenced litigation against a former contractor. The claims asserted included breach of obligations under a February 2007 agreement to perform certain engineering services. This matter proceeded to trial and, on May 14, 2009, Appleton received a favorable jury verdict. The defendant filed post-trial motions in response to the verdict.  On August 11, 2009, an Outagamie County, Wisconsin judge denied the defendant’s post-trial motions seeking to overturn the jury’s verdict and granted Appleton’s motion to enter judgment in favor of Appleton in the amount of $29.1 million.  The defendant now has the right to appeal the final judgment. If appealed, the case will be reviewed by the Wisconsin Court of Appeals who will determine whether the judgment should stand.  Ultimate resolution of the litigation could have a material effect on Appleton's financial results.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

99.1 Press Release, dated August 18, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009

Paperweight Development Corp.

By:           /s/ Jeffrey J. Fletcher
Name:      Jeffrey J. Fletcher
Title:        Controller

                                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2009

Appleton Papers Inc.

By:           /s/ Jeffrey J. Fletcher
Name:      Jeffrey J. Fletcher
Title:        Controller

Exhibit Index

Exhibit No.                                Description

99.1                      Press Release, dated August 18, 2009